As filed with the Securities and Exchange Commission
                               On October 22, 2004

                         Commission File No. 333-118155


                                REGISTRATION NO.
                       SECURITIES AND EXCHANGE COMMISSION
                             ----------------------

                          AMENDMENT NO. 1 TO FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            WESTERN EXPLORATION INC.
              (Exact Name of Small Business Issuer in its Charter)

      DELAWARE                       ----                    87-0700927
(State of Incorporation)      (Primary Standard          (IRS Employer ID No.)
                               Classification Code)

                          8400 EAST CRESCENT PKWY #600
                        GREENWOOD VILLAGE, COLORADO 90111
             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                                  PETER BANYSCH
                                    PRESIDENT
                            WESTERN EXPLORATION INC.
                          8400 EAST CRESCENT PKWY #600
                        GREENWOOD VILLAGE, COLORADO 90111

                                 (720) 528-4326
            (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:

                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP

                          195 Route 9 South, Suite 204
                              Manalapan, New Jersey 07726

                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE
-------------------------------

                                            Amount to be    Proposed Maximum  Proposed Maximum
                                            Registered      Aggregate         Aggregate          Amount of
Title of Each Class Of                                      Offering Price    Offering Price     Registration fee
Securities to be Registered                                 per share

Common Stock, par value $0.001              2,621,000        $0.25            $ 655,250           $ 60.28

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $.25 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED OCTOBER 22, 2004


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE
REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN
ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE
COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS
                            WESTERN EXPLORATION INC.

                                2,621,000 SHARES

                                  COMMON STOCK

Our selling stockholders are offering to sell 2,621,000 shares of our common stock. Currently, our common stock is not trading on any public market. Although there is no established public trading market for our securities we intend to seek a market maker to apply for a quotation on the OTC Electronic Bulletin Board once this registration statement is deemed effective. The 2,621,000 shares of our common stock can be sold by selling security holders at a fixed price of $.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. WE WILL NOT RECEIVE ANY PROCEEDS FROM THE SALE OF THE SHARES OF THE SELLING SECURITY HOLDERS PURSUANT TO THIS PROSPECTUS.

We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $15,000.

The securities offered in this prospectus involved a high degree of risk. You should carefully consider the factors described under the heading "Risk Factors" beginning on page 3. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is October , 2004

                                TABLE OF CONTENTS


ABOUT OUR COMPANY ...........................................................  1

HOW OUR COMPANY IS ORGANIZED ................................................  1

WHERE YOU CAN FIND US .......................................................  1

SUMMARY FINANCIAL DATA ......................................................  1

RISK FACTORS ................................................................  2

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS ....................  5

USE OF PROCEEDS .............................................................  6

PENNY STOCK CONSIDERATIONS ..................................................  6

MANAGEMENT'S DISCUSSION AND ANALYSIS ........................................  6

DISCRIPTION OF BUSINESS .....................................................  7

DESCRIPTION OF PROPERTY ..................................................... 13

MANAGEMENT .................................................................. 16

PRINCIPAL STOCKHOLDERS ...................................................... 19

SELLING STOCKHOLDERS ........................................................ 20

PLAN OF DISTRIBUTION ........................................................ 21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .............................. 22

DESCRIPTION OF SECURITIES ................................................... 22

INDEMNIFICATION OF DIRECTORS AND OFFICERS ................................... 23

WHERE YOU CAN FIND MORE INFORMATION ......................................... 24

TRANSFER AGENT .............................................................. 24

LEGAL MATTERS ............................................................... 24

EXPERTS ..................................................................... 24

INDEX TO FINANCIAL STATEMENTS ...............................................F-1



Until ______, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus.

This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             ABOUT OUR COMPANY


Western Exploration Inc. is a resource exploration stage company that was formed on July 22, 2003. In December, 2003 we were presented with the opportunity to purchase a property that potentially contains a large amount of limestone material.

Based on such opportunity, we carried out preliminary research on the limestone market in the province of British Columbia as well as the Pacific Northwest region of the United States.


Based on the recommendations of our independent geologist, Lawrence Stephenson P.Eng, we acquired the claims from Brock McMichael, the owner of the claims pursuant to a Purchase Agreement. The claims are currently held in trust for the company by Peter Banysch, our President.


Peter Banysch commissioned an engineering report to evaluate the geological potential of the limestone material and to develop a cost effective exploration program to further evaluate the geology of the property and to eventually be able to designate sufficient developable limestone reserves. Our independent geologist, Mr. Stephenson has worked in the area since 1999 assessing the prospective geological potential, accessibility and general infrastructure for other limestone deposits. The exploration program is in its very early stage and no conclusive evidence supports the contention that commercially minable limestone material exists on the property.

We have completed phase I of a multi-phase program to evaluate the limestone material's geological potential. Phase I consisted of identifying the limestone property, purchasing the property, securing a geological report on the property, carrying out initial site visits, and reviewing the markets for limestone products. As of June 30, 2004 we had approximately $19,498 in cash and our liabilities were $27,500. The planned exploration expenditure of Phase II is $7,635, and a final property payment of $20,000 is due on or before August 15, 2005 pursuant to the Purchase Agreement. During the next 12 months our general and administrative expenses are expected to average $250 per month. We will need to raise additional capital to continue or operations past 12 months and there is no assurance we will be successful in raising the needed capital.


At this time, we do not have any lines of credit available to us.

                          HOW OUR COMPANY IS ORGANIZED


We were incorporated under the name "Western Exploration Inc." in the State of Delaware on July 22, 2003. Since July 2003 we have spent a total of $32,000 for research and exploration which represents the total amount expended on research and exploration to date. All of such expenses were used to research the prospective resources and exploration.


We have not been involved in any bankruptcy, receivership or similar proceeding. We have not been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

                              WHERE YOU CAN FIND US

Our corporate offices are located at 8400 East Crescent Pkwy #600, Greenwood Village, Colorado 90111. Our corporate staff consists of one part time officer and one part time director. Our telephone number is (720) 528-4326.

                             SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations data and the balance sheet data at June 30, 2004 are derived from Western Exploration's June 30, 2004 financial statements. The operating results for the period ended June 30, 2004 are not necessarily indicative of the results to be expected for the full year or for any future period. We are an exploration stage company.

                              From Inception Through
                                       June 30, 2004

Statement of Operations Data:

Revenue                                            0
Operating Income                        $    (87,752)
Research and Exploration                $     32,000
General and administrative              $     55,752


                                               As of
                                       June 30, 2004

Balance Sheet Data:

Cash                                    $     19,498
Receivables                             $          0
Property and Equipment                  $
0

Total Assets                            $     19,498

Accounts Payable                        $          0
Accrued Expenses                        $      7,500
Purchase Agreement Payable              $     20,000

Stockholders Equity(deficit)            $     (8,002)


                                  RISK FACTORS

You should carefully consider the following risk factors and other information in this prospectus before deciding to become a shareholder of our common stock.

Your investment in our common stock is highly speculative and involves a high degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

1. WE HAVE NO RESERVES AND CONSEQUENTLY NO INCOME, THEREFORE WE WILL REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO MAINTAIN BUSINESS OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy of exploration on the property located at Mount McGuire. This financing may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. Therefore, you may be investing in a company that will not have the funds necessary to commence operations. Our inability to obtain financing would have a material adverse effect on our ability to implement our exploration strategy, and as a result, could require us to diminish or suspend our exploration strategy and possibly cease our operations.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service exploration programs.

In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

2. WE LACK AN OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE.

We were incorporated in July 2003 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $87,752. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

     -    our ability to locate a profitable mineral property
     -    our ability to generate revenues
     - our ability to raise the capital necessary to continue exploration of the property.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business.

3. WE HAVE NO PROVEN RESERVES AND WE CANNOT GUARANTEE THAT WE WILL FIND HIGH GRADE LIMESTONE; IF WE FIND HIGH GRADE LIMESTONE RESERVES, THERE CAN BE NO GUARANTEE THAT PRODUCTION WILL BE PROFITABLE.

We have no proven limestone reserves. Even if we find that there is high grade limestone on our property, we cannot guarantee that we will be able to develop and market the high grade limestone. Even if we produce high grade limestone, we cannot guarantee that we will make a profit.

4. IF WE FAIL TO PAY ROYALTIES TO MR. BROCK MCMICHAEL UNDER THE TERMS OF OUR CONTRACT, IT IS POSSIBLE THAT OUR PROPERTY CLAIMS WILL REVERT BACK TO MR. MCMICHAEL WHICH WILL FORCE US TO CEASE OPERATIONS.

Pursuant to our Agreement with Brock McMichael for the purchase of the mining property we are required to pay $32,000 plus advance royalties of $25,000 to be paid annually commencing 36 months from the date of signature of the agreement.

$12,000 of the $32,000 has already been paid and the final payment of $20,000 is due August 15, 2005. Failure to make any of such payments in a timely manner will result in reversion of this property to Mr. McMichael. The advance royalties of $25,000 due regardless of it we find and remove limestone from the property. Failure to pay the advance royalties will cause a reversion of the property within ten days of such failure. If we fail to make such payments in a timely manner and the property reverts to Mr. McMichael we will be forced to cease operations.

5. IT IS POSSIBLE THAT THERE MAY BE NATIVE OR ABORIGINAL CLAIMS TO OUR PROPERTY WHICH COULD AFFECT OUR ABILITY TO EXPLORE THIS PROPERTY.

Although we believe that we have the right to explore this property, we cannot substantiate that there are no native or aboriginal claims to our property. If a native or aboriginal claim is made to this property, it would negatively affect our ability to explore this property. If it is determined that there is a legitimate claim to this property then we may be forced to return this property without adequate consideration. Even if there is no legal basis for such claim, the costs involved in resolving such matter may force us to delay or curtail our exploration completely.

6. WEATHER INTERRUPTIONS IN THE PROVINCE OF BRITISH COLUMBIA MAY AFFECT AND DELAY OUR PROPOSED EXPLORATION OPERATIONS.

While we plan to conduct our exploration year round, it is possible that snow or rain could cause roads leading to our claims to be impassible. When roads are impassible, we will be unable to continue exploration work.

7. WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL AND THEREFORE WE MUST LIMIT OUR EXPLORATION AND AS A RESULT WE MAY NOT FIND MINERALIZED MATERIAL.

We are a small operation and do not have much capital. Therefore, we must limit our exploration. Because we may have to limit our exploration, we may not find high grade limestone even though our property may contain high grade limestone.

If we do not find high grade limestone or we cannot remove the high grade limestone, because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

8. WE MAY NOT HAVE ACCESS TO ALL OF THE SUPPLIES AND MATERIALS WE NEED TO BEGIN EXPLORATION WHICH COULD CAUSE US TO DELAY OR SUSPEND OPERATIONS.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products, equipment and materials we need, we will have to suspend our exploration plans until we do find the products, equipment and materials we need.

9. PETER BANYSCH'S CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

PETER BANYSCH beneficially owns approximately 73.11% of our common stock. Accordingly, for as long as Mr. Banysch continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited.

This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

10. THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK AND THERE IS NO ASSURANCE THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE.

There is no established public trading market for our securities. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your common shares. If you do want to resell your common shares, you will have to locate a buyer and negotiate your own sale. We currently intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate his investment.

11. LOSS OF OUR KEY MANAGEMENT STAFF, PETER BANYSCH, AND VICTOR BOWMAN WILL BE DETRIMENTAL TO OUR BUSINESS.


We are presently dependent to a great extent upon the experience, abilities and continued services of Peter Banysch, and Victor Bowman. Specifically, the loss of Mr. Banysch expertise in the mineral exploration would negatively impact our operations since Mr. Banysch has experience in exploration companies. If we lose his services we would be forced to find another person to assist us in our exploration. This would be costly to us in terms of both time and expenses, In addition, both Peter Banysch and Victor Bowman have extensive experience in the management and daily operations of small businesses and our operations would be delayed if we were to lose either or both of these individuals. Therefore, the loss of the services of Peter Banysch and Victor Bowman could have a material adverse effect on our ability to explore and develop this property and continue our daily operations.


12. OUR SOLE OFFICER HAS A CONFLICT OF INTEREST IN THAT HE IS AN OFFICER AND DIRECTOR OF ANOTHER COMPANY WHICH WILL PREVENT HIM FROM DEVOTING

FULL-TIME TO OUR OPERATIONS WHICH MAY AFFECT OUR OPERATIONS.

Our sole officer, Peter Banysch has a conflict of interest in that he is an officer and director of Banysch Systems Inc. Mr. Banysch's other activities will prevent him from devoting full-time to our operations and it is possible that there may be a conflict of interest in providing the same management services to two companies. It is possible that the time he must spend on his duties to the other company may delay our operations and may reduce our financial results because of the slow down in operations.

13. A BUSINESS COMBINATION WITH A THIRD PARTY WILL PROBABLY RESULT IN A CHANGE IN CONTROL AND OF MANAGEMENT.

A business combination with a third party involving the issuance of our common stock will, in all likelihood, result in shareholders of another company obtaining a controlling interest in us.

The resulting change in control will likely result in removal of our present officer and director and a corresponding reduction in or elimination of his/her participation in our future affairs.

14. "PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT.

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker- dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

     - Make a suitability determination prior to selling a penny stock to the purchaser;
     -    Receive the purchaser's written consent to the transaction; and
     -    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

15. WE WILL REQUIRE ADDITIONAL MANAGEMENT PERSONNEL WITH EXPERTISE IN EXPLORATION AND MARKETING IN ORDER TO ACHIEVE OUR BUSINESS OBJECTIVES.

We will require additional management, middle management and technical personnel who have previous expertise in resource exploration in order to achieve our business objectives. We may be unable to attract, assimilate or retain other highly qualified employees. There is significant competition for qualified employees in the exploration industry. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business will be adversely affected.

16. WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future.

Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends.

            SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus under "Risk Factors," Plan of Operation," "Business," and elsewhere are forward- looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our or our industry's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors."

In some cases, you can identify forward-looking statements by the words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions or the negative of these terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward- looking statements.

                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

                         DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our Regulation D Rule 506 private placement in June 2004.

The offering price is not an indication of and is not based upon the actual value of Western Exploration. The offering price bears no relationship to the book value, assets or earnings of Western Exploration or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                           PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has experienced losses from inception. The Company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

Organization


We were organized as a Delaware Corporation on July 22, 2003 for the purpose of developing a potentially large limestone occurrence in the British Columbia area of Canada.

Overview


In October 2003, we commenced a study of potential business Opportunities in British Columbia. Weengaged G.E. Nicholson P.Geo. of Nicholson & Associates solely to assist us in locating and reviewing potential mining projects in the British Columbia area.. Mr. Nicholson did not provide any reports on any properties that we reviewed. After we had reviewed and rejected a number of potential property candidates, we acquired a large undeveloped occurrence of limestone located adjacent to the Lower Mainland region of South Western British Columbia (BC). The Mount McGuire limestone occurrence is located 17 km south east of the community of Chilliwack which lies in the eastern Fraser Valley. Our President, Peter Banysch has been working with Victor Bowman since January when Mr. Bowman joined our Board of Directors to develop a business concept to extract the limestone and market it to local communities.


We reviewed the available information on the following items:

     (a)  Project and Market:

          o Research material assembled by Nicholson & Associates on exploration projects the South West region of British Columbia.
          o    B.C. limestone market
          o    Fraser Valley limestone market
          o    Transportation facilities in the Fraser Valley

     (b) Projected growth in the Fraser Valley of the Lower Mainland region of British Columbia.

     (c) Potential development scenario for the Mount McGuire limestone material.
     (d) Phased exploration plan and budget to prove the necessary tonnage and grade of the limestone material.

     (e) Visit to the Mount McGuire property with consulting geologist, Mr. Laurence Stephenson P.Geo.


Based on its due diligence, management determined that the Mount McGuire limestone occurrence could potentially be very large and the limestone occurrence could contain 500,000 to 1,000,000 tonnes of high grade limestone. This tonnage range will be the Initial Quarry. The tonnage figures were estimated in gross terms based on a physical visual evidence of the limestone occurance and we can not determine at this time if this amount is accurate. We also can not determine if wewill be able to profitably produce and market this tonnage. The local Fraser Valley is predicted to have a steady population growth rate over the next 17 years and could use annually 50,000 to 100,000 tonnes of high grade limestone in the construction, cement and agriculture industries.


Exploration stage expenses from inception through June 30, 2004 were $32,000 general exploration costs related to the mineral rights of the exploration property and $55,752 of general and administrative costs for a total expense of $87,752 as captioned in the financial statement's statement of operations. Included in the exploration expense was $12,000 of cash paid on the initial payment for the property and no money was spent on further evaluation of the property. These fees were in furtherance of Phase I to purchase and evaluate a property. Fees were incurred in the start-up costs of our company as well as the fees to prepare our audited financial statements and this registration statement. These fees were included in the general and administrative expense as discussed earlier in this paragraph.

                             DESCRIPTION OF BUSINESS


The Mount McGuire limestone deposit is located at the eastern end of the Fraser Valley approximately 17 km from the City of Chilliwack. We believe that athat a potentially large occurrence of limestone situated favorably near an expanding region could be a profitable business. We acquired the claims and commenced the procedure to investigate the geology and grade of the deposit and to determine the possible market for the limestone. The Fraser Valley businesses, communities and residents currently use an unknown tonnage of limestone products. The nearest major limestone quarry is located on Texada Island, a distance of 220 km from the Mount McGuire deposit.

We have reviewed a summary of the main producers and users of limestone products. We will have to carry out significantly more exploration on the Mount McGuire limestone occurrence and then carry out detailed and comprehensive market analysis of the Fraser Valley limestone products demand in order to determine the viability of placing the Mount McGuire limestone deposit into commercial production. The British Columbia provincial economy is expected to grow dramatically over the next few years and with the City of Vancouver hosting the 2010 Winter Olympics the demand will be further stoked. We will not have a clear picture of the limestone market for the Mount McGuire deposit until we know the limestone quality and quantity. We have outlined a four step program that is designed to determine if the Mount McGuire limestone occurrence can be profitably developed to produce and sell limestone products. The first critical task will be to determine the quality and quantity of limestone products that can be potentially produced from the Mount McGuire limestone occurrence. The second task will be to determine the markets for the limestone products identified. The third task will to prepare a comprehensive business plan that will outline the most profitable development scenarios.

If all the findings are positive the Company will seek the funding required to place the Mount McGuire limestone deposit into production.

The Province of British Columbia population has experienced tremendous growth in the last 50 years and development has spread from Vancouver into the Fraser Valley. Sources of aggregates have been depleted or compromised by encroaching residential development. The same scenario has been happening to major metropolitan centers along the west coast of United States. Limestone materials can be developed to supply raw fed for Portland cement kilns, to make agriculture products, to be converted into lime and to be used in pulp and paper mills. The waste limestone can be manufactured into aggregates that can be used by construction companies in residential buildings, commercial developments and in sub-bases for roadways.


REGIONAL MAP OF MOUNT MACGUIRE LIMESTONE MARKET

PLEASE SEE ATTACHED EXHIBIT 99

Industrial Minerals

Industrial Minerals are an increasingly significant component of international trade. British Columbia is strategically located to take advantage of such trade, by its location on the west coast of North America. It has a well-developed transportation and industrial infrastructure, particularly in the southern, populated third of the province. It has several deep-water ports, a well-maintained all-weather highway system that permits efficient, long-distance trucking. Rail lines link British Columbia's industrial centers to terminal points across Canada and USA.

The province has attractive energy costs, a well-trained and experienced workforce and untapped mineral resources. British Columbia's industrial mineral production for 2002 was $56 million, and mineral exploration expenditures were $2.6 million, which is about 8% of the province's exploration investment in 2002. Production is expected to increase in 2003, even though exploration expenditures declined. Structural material production is estimated at $493 million

Trends

Over the last three years, the most significant industrial minerals trend in British Columbia has been the increasing export of crushed stone and natural aggregate to urban centers along the west coast of the United States. This market, however, is becoming very competitive as industry identifies new potential for development. Another important trend, which was not apparent during the 1990s, is the increase in value-added processing of raw industrial minerals.

Limestone Production


The largest limestone production centre in the British Columbia is Texada Island, where two quarries, Gillies Bay (Texada Quarrying Ltd.) and Blubber Bay (Ash Grove Cement Corporation), ship 5 to 6 million tonnes annually to customers in British Columbia, Washington, Oregon and California, for cement, chemical and more recently agricultural use. In 2002, 5.1 and 3.8 million tonnes of rock were quarried from Gillies Bay and Blubber Bay respectively, but not all was shipped.

Texada Quarrying Ltd. recently invested $10 million in an aggregate crushing plant and shipped crushed rock as far as Los Angeles and San Diego, California.

Ash Grove upgraded their crushing plant in 2002 and is expected to ship over 2 million tonnes of rock, while Texada Quarrying is expected to ship about 4.1 million tonnes. Both operations currently have excess capacity and are aggressively marketing in Vancouver and the USA.

In addition to pulp mills, which normally produce their own lime, three cement plants and two lime plants in British Columbia process limestone. Graymount Western Canada Inc.'s Pavilion Lake limestone quarry and lime plant, near Cache Creek, has a capacity of about 190,000 tonnes of lime annually. The Kamloops cement plant of Lafarge Canada Inc. is forecast to mine about 187,000 tonnes of limestone, and to produce about 122,000 tonnes of cement, from the Harper Ranch quarry. Lafarge's plant located in Richmond and Lehigh Northwest Cement Ltd.

plants in Delta are state-of-the-art operations. Lafarge's plant has the capacity to produce one million tonnes of cement. Pacific Lime Products Ltd. of Giscome, near Prince George, sells small quantities of limestone to pulp mills in the region.

Northrock Industries Ltd. provided a limited amount of limestone from its Dahl Lake quarry for riprap and landscaping. I.G. Machine and Fibers Ltd. and Homegold completed a 5,000-tonne, bulk sample in 2002 from its South Slesse quarry near Chilliwack. Graymount Western Canada Inc. may submit its proposed 250,000-tonnes per year chemical limestone Var quarry, on Rupert Inlet near Port Hardy.

Crushed Stone and Aggregate

Grassroots exploration for traditional construction materials is expanding along the British Columbia coastline. It is expected that shipments of crushed stone from Texada Island and other coastal sources will make significant inroads into the Vancouver, Seattle, San Diego, San Francisco and Los Angeles markets. Texada Island limestone producers have already started to exploit this market opportunity. Texada Island producers are well established, and crushed rock is the natural by-product of their limestone operations. Natural aggregate is the focus of similar market demands. Tilbury Cement Ltd. shipped aggregate from its facility at Sechelt to the San Francisco Bay area in 2001. Although Polaris Minerals Corporation abandoned its efforts to develop aggregate and crushed rock operations in Bella Coola, it is in the permitting process for a combined crushed rock/aggregate operation at Port Alberni. Other companies, including South Pacific Development Corp.'s project near Renfrew, Vancouver Island, propose similar ventures.

Railroad ballast stockpiles, produced last year from Canadian Pacific Railway's Giscome basalt quarry and from British Columbia's Ahbau basalt quarry, diminished. No new production took place at either of these two quarries. Canadian National Railways however, also operated at least six other railroad ballast operations in British Columbia McAbee (near Ashcroft), Boulder (near Clearwater), Taverne (near Tete-Jaune), Pacific (east of Terrace) and Kwinitsa (Mile 40 on Skeena). Canadian Pacific Railway mined, crushed and shipped railroad ballast at its Swansea Ridge gabbro quarry south of Cranbrook.

Fraser Valley Regional District

The Fraser Valley Regional District is located in the eastern Fraser Valley of British Columbia approximately 100 kilometres east of the City of Vancouver.

Aggregate Potential Growth

The majority of the population of the Fraser Valley Regional District (FVRD) live in the 60 kilometer long fertile agricultural valley of the Fraser River.

The current population of 250,000 is projected to almost double to over 450,000 in the next 20 years. The additional population growth would be concentrated in the three urban areas - Abbotsford, Chilliwack and Mission, the present home to 89% of the region's population. It is projected that 93% of the new population would settle in the three urban centers with over 50% settling in the largest centre - Abbotsford. The following Table summarize the present populations and employment and the projected population and employment for 2021.

                                      TABLE

            Forecasts of Employment by Sub region in the FVRD by 2021

                                1996 (actual 1)                               2021 (forecast)
----------------- -------------------------------------------- ----------------------------------------------
  Subregions2       Employment      Share of       Jobs to       Employment       Share of        Jobs to
                                     Lower       Population                         Lower        Population
                                    Mainland       Ratios                         Mainland        Ratios4
----------------- --------------- ------------- -------------- --------------- ---------------- -------------
Abbotsford           36,465          3.6%          0.34           73,000 to       4.6% to 4.9%   0.35 to 0.40
                                                                  84,000
----------------- --------------- ------------- -------------- --------------- ---------------- -------------
Chilliwack           24,060          2.4%          0.34           49,000 to       3.1% to 3.2%   0.34 to 0.38
                                                                  54,000
----------------- --------------- ------------- -------------- --------------- ---------------- -------------
Hope                  2,655          0.3%          0.34            3,000                  0.2%            n/a

----------------- --------------- ------------- -------------- --------------- ---------------- -------------
Mission               8,170          0.8%          0.24           13,000 to       0.8% to 0.9%   0.19 to 0.22
                                                                  15,000
----------------- --------------- ------------- -------------- --------------- ---------------- -------------
No fixed             12,530          1.2%           n/a           25,000 to       1.6% to 1.9%            n/a
workplace                                                         32,000
----------------- --------------- ------------- -------------- --------------- ---------------- -------------
FVRD TOTAL3          84,345          8.3%          0.38          163,000 to      10.2% to 11.0%  0.36 to 0.42
                                                                 188,000
----------------- --------------- ------------- -------------- --------------- ---------------- -------------
Lower Mainland    1,014,065        100.0%          0.49        1,600,000 to              100.0%  0.48 to 0.51
                                                               1,700,000
----------------- --------------- ------------- -------------- --------------- ---------------- -------------


Note 1: 1996 employment is from Statistics Canada. The sum of the communities does not exactly match the FVRD total due to rounding by Statistics Canada. Note that "No fixed workplace" includes Reserves.

Note 2: Sub regions are defined as follows:
Abbotsford: Abbotsford, Subdivision D
Chilliwack: Chilliwack, Kent, Harrison Hot Springs, Subdivision B
Mission: Mission, Subdivisions C and E
Hope: Hope, Subdivision A

Note 3: FVRD total does not exactly match sum of the sub regions due to rounding.


The population expansion will require a significant aggregate supply in the region over the next seventeen years. The aggregate market will need increasing sources of aggregate for roads and buildings in the eastern Fraser Valley. The final projection will be developed when the McGuire limestone material is quantified to type of products and grade of the products.


Agriculture Project Growth

The FVRD has the highest farm gate receipts of any regional district in the province. The diverse output includes dairy products; greenhouse cultivation, sod, vegetables, berries, nursery stock and specialty crops. Innovative products include nutraceuticals and component extractions.

The agriculture community currently uses a yet to be determined number of tonnes of limestone products for agriculture purposes.


The current supply of agriculture products is imported into the region from one main supplier located in Langley. The final projection of agricultural limestone products that would be marketed to the local agriculture industry will be developed when the McGuire limestone material has sufficient technical information to formulate a product package.

The Mount McGuire Limestone material will be assessed by a four-phase review and exploration process. Each subsequent phase is contingent on the results in the previous stage. In all phases the marketing program will be refined as the physical information on the material is developed. The key physical issues of the Mount McGuire Limestone material are the quantity of mineable limestone, the quality of that mineable limestone and the costs to extract and deliver the limestone products to market. Limestone material of this size and location might be able to profitably produce lime, construction aggregates, agricultural limestone, feed for cement plants, ballast for railway beds, and quarried stone for the building industry.

Transportation costs are a major element in the delivery of most limestone products to market. All things equal, the closest supplier to a market can usually deliver the products at a lower unit price than a more distant supplier. As shown on the Regional Map of the Mount McGuire Limestone Market, the nearest supplier is located 220 km air distance on Texada Island up the coast of British Columbia. The Mount McGuire limestone occurrence is located 17 km from the eastern end of the Fraser Valley. . We envisage that the evaluation process will take at least four phases and we have completed the first phase.

Exploration and Marketing Evaluation

Mount McGuire has a substantial resource of limestone material and tests indicate that certain beds of the limestone material are high grade. The Fraser Valley's population is predicted to grow over the next 17 years. Our company will seek to develop the limestone material by advancing the geological information, developing a quarrying plan, determining what limestone products can be manufactured and at what cost and carrying out marketing studies for those products in the Fraser Valley.


Phase I


Laurence Stephenson, P. Eng., the independent engineer who has carried out the first report on the project has confirmed management's initial assessment that the Mount McGuire Limestone material is potentially large and any products produced from the limestone materials are easily transportable to local markets and maybe to existing transportation systems that connect to regional and international markets.

Mr. Stephenson estimates from preliminary whole rock testing, air photo interpretation and government topographic maps that the Mount McGuire material could contain a potentially large amount of limestone. According to a joint Federal and Provincial study ("Limestone and Dolomite Occurrences of British Columbia" map prepared by Province of British Columbia Ministry of Energy Mines and Petroleum

Resources Geological Survey Branch 1985-1990) Mount McGuire is the largest undeveloped limestone occurrence in the Lower Mainland region of British Columbia. Hence we are seeking to hold the property while developing the potential of this property and paying for the future development work from the proceeds of a more modest production program. Our initial goal is to locate an Initial Quqrry of high grade limestone that can be profitability developed to annually produce limestone products.


Mr. Stephenson reports that some layers of limestone contain 96% calcium carbonate and have a very low iron content (<0.2% Fe2O3). We will determine if high grade limestone products could be marketed in the local Fraser Valley. We therefore are moving forward to identify an Initial Quarry of high grade mineable limestone within the very large limestone occurrence on Mount McGuire. We will continue our market research in the limestone products presently required in the local Fraser Valley to determine how many annual tonnes of high grade limestone products could be successfully marketed.


Phase II

The key objective is to identify and map the higher grade limestone beds. Mr. Stephenson recommends that a helicopter be used to photograph the South Ridge and to take samples from those areas that are not easily accessible by foot.

The site information collected would be drawn on a 1:1000 scale map. Mr. Stephenson would prepare a geological model that would identify all the visually known layers of limestone and determine if a mineable high grade bed of limestone could be the Initial Quarry. If the engineer is successful in identifying the above resources and potential grade of the limestone products, management would approach end user groups and present suppliers to ascertain the limestone products market at that time.


The following $7,635 budget which was prepared Mr. Stephenson P. Eng., outlines an exploration program to map the project and to physically measure the location of the high grade limestone beds.


                                     BUDGET

Personnel
---------
(1) Geologist                              3 days @ $500/day                                         $ 1,500.00
(1) Geological Assistant                   3 days @ $200/day                                             600.00

Equipment
---------
(1) 4x4 Truck                              3 days @ $85/day                                            $ 255.00
(1) 4-Trax                                 3 days @ $60/day                                              180.00

Expenses
--------
(1) hour helicopter                        1 hour @ $1,100/hour all in                               $ 1,100.00
Room and board and travel                                                                                500.00
Analytical work                                                                                        2,000.00
Report                                                                                                 1,500.00
                                                                                             ===================

TOTAL                                                                                                $ 7,635.00


Based on acceptable results from the above site exploration program and a preliminary market analysis, a diamond drilling program would be developed.

Phase III

Based on a successful program in Phase II, the consulting engineer would prepare a drilling program that would be designed to intersect the higher grade limestone beds. The drill pattern selected would supply sufficient information for the engineer to compute the high grade mineable tonnage and to design a preliminary quarry plan to extract the limestone. Once the tonnage, grade and characteristic of the high grade limestone have been quantified, a preliminary marketing plan can be developed. The tonnage and physical specification of the following potential products would be assessed:

     -    agriculture products
     -    building aggregate
     -    lime manufacturing
     -    quarry stone
     -    raw material for cement kilns

Management would approach the local limestone suppliers and end users once a better idea of the Mount McGuire quantity, quality and production costs have been estimated. If the property exploration results and marketing feedback are positive, a decision would be made to prepare a limestone quarry scoping study.


Phase IV

An infill drilling program would be carried out to substantiate and confirm the tonnage and grade estimates prepared previously. The drilling program would be designed to produce proven reserves of a higher grade mineable limestone bed.

We will then prepare a project Limestone Quarry Scoping Study that will cost out the following steps.


     a)   Quarry pit preparation
     b)   Infrastructure

          o    Roads
          o    Electrical power
          o    Building facilities
          o    Water supply
          o    Site working area

     c)   Equipment
          o    Earth movers
          o    Crushers
          o    Storage bins
          o    Conveyors
          o    Fuel storage

     d)   Permitting and licenses
     e)   Environmental considerations

     f)   The limestone products that can be produced
     g)   The market for limestone products in the Fraser Valley


If the scoping study is positive then management would prepare a business plan. The business plan would incorporate a detailed analysis of the project to determine the optimal method to extract limestone and to produce limestone products that can be profitable marketed in the Fraser Valley. . The business plan will address and describe in detail the following key corporate areas:

1.       Company Description
2.       Limestone Market Analysis
3.       Target Market
4.       Competition
5.       Strategic Position and Risk Assessment
6.       Marketing Plan and Sales Strategy
7.       Quarry and Sales Operations
8.       Management and Organization
9.       Development, Milestones and Exit Plan
10.      Financial Data and Projections

The annual production rate finally selected would depend on the markets for products that would be produced from the Mount McGuire Limestone occurrence, the selling price and contract terms that could be negotiated with end users and suppliers. The business plan would be used to finance the project and place the property into production. Any commercially viable industrial mineral operations will dependent on our ability to obtain contracts to supply various customers. Without these contracts we may be successful in our plan to develop the property but we will not be profitable without contracts in place to sell the materials.


                             DESCRIPTION OF PROPERTY

We currently use approximately 200 square feet of leased office space in the 8400 East Crescent Pkwy #600, Greenwood Village, Colorado 90111. We lease such space from Peter Banysch, our sole officer and principal shareholder for $200 month which covers the use of the telephone, office equipment and furniture.

Western Exploration's Mount McGuire mineral claims situated 17 km south east of the City of Chilliwack in South-western British Columbia.

Mineral Property Agreement

We purchased the property containing mineral claims from Brock McMichael on January 30, 2004. The property consists of 2 unpatented two post mineral claims representing 36 units that have been staked and recorded and occur in the New Westminster mining division. The claims are contiguous. In March 2004, the "Mount McGuire Claims" was transferred in Trust to Peter Banysch, President of our company. The total purchase price of the claims will be $32,000, of which $12,000 was paid in February 2004. The final payment of $20,000 is due on or before August 15, 2005. Pursuant to the terms of the contract, advance royalties of $25,000 are to be paid annually commencing 36 months from the date of signature of the agreement. Such advanced royalties are due in a timely manner regardless of whether we find or removed high grade limestone material from the property. Failure to pay the advance royalties will cause a reversion of the property within ten days of such failure. Mr. McMichael is required to keep the claims in good standing for at least 24 months from the date of the agreement.

In addition, Mr. McMichael is required to provide geological consulting services for the claims and maintain the claims in good standing for a period of 24 months.

These claims are subject to a 2.5% Net Smelter Royalty and a 7.5% Gross Rock Royalty. Brock McMichael is the beneficiary of such royalties. 1 1/2% of the Net Smelter Royalty can be acquired for $1.0 million within 12 months from the commencement of commercial production. Even if we acquire this 1 1/2% of the Net Smelter Royalty, Mr. McMichael will still be owed the 1% of the Net Smelter Royalty and the 7.5% Gross Rock Royalty. A summary of payments and obligations to Brock McMichael are as follows:

     O    Payment of $12,000 by February 15th 2004 (paid).
     O    Payment of $20,000 by August 15, 2005.
     O Minimum payment of $25,000 commencing 36 months from the signing of the Purchase Agreement (January 30, 2007) and then annually thereafter.
     O Provide funds to complete assessment work in order to maintain the property in good standing. Assessment work will be a minimum of $3,600Cdn per year for the first three years and $7,200Cdn per year thereafter.

Location and Land Status

The Mount McGuire group consists of two contiguous mineral claims, LST 1 and LST
2. The claims cover a 9 sq. km. area, representing 900 hectares. The claims are located in the New Westminster Mining Division of British Columbia at coordinates: Latitude 49(0)02' 41" and longitude 121(0)41' 00" and on map sheet
BCGS: 92H/002. The pertinent property information is as follows:


     Claim Name                          Tenure No.                  No. of Units                 Staking Date
------------------------------ --------------------------- ---------------------------- ----------------------------
     LST 1                                 407199                         18                    December 7, 2004
     LST 2                                 407200                         18                    December 7, 2004
------------------------------ --------------------------- ---------------------------- ----------------------------


In British Columbia, for assessment purposes in the first three years, $100 of work or cash in lieu per unit plus 10% filing fees are due to maintain the claims in good standing. Thereafter it rises to $200 per unit plus 10% filing fees. The claims have not been legally surveyed.

Geology of the Mount McGuire Claims

The geological setting is comprised of a complicated structure of folded and thrust faulted sedimentary rocks. The rock units underlying the Chilliwack River valley consist of the Cultus Lake formation and the Chilliwack Group. The Cultus Lake formation is made up of mainly siltstone, shale and sandstone of Triassic to Jurassic age. The Chilliwack Group consists of Permian sandstone, shale and conglomerate and Pennsylvanian limestone and basic to intermediate volcanics.

Limestone of Pennsylvanian age has been documented by the G.S.C, along Borden Creek and on the summit of Mount McGuire, along which the Borden Creek claims are located.

The Chilliwack River valley is a glacial U-shaped valley. The valley floor along the south side of the river is covered by Pleistocene and recent glacial, glaclofluvial and fluvial gravels. A small gravel quarry operation owned by the BC Ministry of Highways occurs on one of the large gravel benches. Rising above the valley floor are prominent ridges. The ridges are mainly composed of low angle thrust faulted, shallow to steeply dipping shale, sandstone and limestone.

The author has previously examined limestone outcrops along a 4 kilometer section on the north side of the river. The limestone beds that are exposed along this section are interpreted as being a series of repetitive low angle thrusts. Samples collected by previous operators from sections of the limestone analyzed between 80% to 95% calcium carbonate with corresponding silica.

The majority of rocks exposed along the banks of Borden Creek consist predominately of dark grey to black shale, calcareous shale and minor limestone.


However, on the west side of the creek along which the claims occur, is an extensive exposure of bedded limestone. Found near the centre of the claims is a small east flowing stream, a branch of Borden Creek, which divides the limestone material into 2 ridges, the north and south ridges. The south ridge (south limestone material) is covered by the LST 1 claim and the north ridge (north limestone material) is covered by the LST 2 claim. Both ridges expose a thick sequence of shallow to steeply dipping beds of limestone. The limestone can be traced from just west of the creek, which forms the eastern boundary of the claims at an elevation of approximately 1,160 m, to the summit of Mount McGuire, at elevation of 2,019 m, forming the western boundary of the claims.

The north and south limestone materials are believed to be essentially part of one large continuous occurance. Based on the limestone material exposed on the south ridge, preliminary volume calculations can roughly be determined. By measuring the ridge from a topographical map the dimensions were estimated as length (2000 m), average width (750 m), and height (400 m). Specific gravity for the limestone of 2.6 was used. Mr. Stephenson P.Eng. believes Mount McGuire limestone occurrence is very large. An initial assessment is that a 500,000 to 1,000,000 tonne high grade minable limestone material could be proven to lie within the Mount McGuire limestone occurence.


Conclusions and Recommendations of the Geology Report


Based on the preliminary positive results of the 1999 work, it is recommended that proper mapping and sampling surveys be conducted on the LST 1 & 2 claims. A majority of the surveys should be concentrated on the South ridge limestone material.

When the snow is gone off the claims, a helicopter aerial survey should be conducted and photos taken of the material. As well, samples should be collected where possible by helicopter, especially areas that are not accessible by foot and where higher grade limestone sections may be defined.

A mapping and sampling survey should be carried out over the South Ridge material at reasonable scale (e.g. 1:1000) in order to properly identify the areas of limestone that are of higher quality and grade. As well, various beds of limestone should be identified and approximate thickness and grades determined.


If results warrant, a limited drilling program would be conducted in Phase II. The objective would be to analyze the drill core samples to determine the location and grade of the higher grade limestone beds and their continuity.

                                     WEBSITE

We currently own our own domain name www.western-exploration.com. We are currently in the process of constructing a website to provide our shareholders and investors with information relating to the exploration of the Mount McGuire claims. We anticipate that our website will be operational by the end of August 2004.

                                     OFFICES

Our corporate offices are located at 8400 East Crescent Pkwy #600, Greenwood Village, Colorado 90111. Our telephone number is (720) 528-4326.

                                    EMPLOYEES

We currently have no employees. We have one person in management as well as one other part-time director. We plan to employ additional people as we deem necessary as we continue to implement our plan of operation and exploration of the Mount McGuire property.

                                LEGAL PROCEEDINGS

To the best of our knowledge, there are no known or pending litigation proceedings against us.

                                   MANAGEMENT

Directors and Executive Officers

The following table sets forth information about our executive officers and directors.


         NAME                      AGE                 POSITION
         ----                      ---                 --------

     PETER BANYSCH                  61                 CEO/President
                                                       Secretary/CFO/Treasurer/
                                                       Director
     VICTOR BOWMAN                  64                 Director


PETER BANYSCH,

Peter Banysch has served as the President and on our Board of Directors since our inception. Mr. Banysch is President and owner of Banysch Systems Inc. which is a general contracting company that specializes in painting, restorations and renovations. Banysch Systems commenced operations in 1975 and has employed up to 35 skilled tradesmen. The company built its reputation on its high quality workmanship and its commitment to deliver the project on time and on budget. Mr.Banysch served as the President of Baha Resources Inc. from 1983 to 1987. Baha Resources was a junior exploration publicly traded company whose main activity was exploring for gold deposits in the Watson Lake and Cranbrook areas of British Columbia. Baha Resources raised $480,000 by successfully carrying out public equity offerings to finance the exploration work.

In his capacity as founder and President, Mr. Banysch oversees our day-to-day operations, and manages our long-term strategic exploration. Oversight of our operations involves financial and information systems management and exploration.

VICTOR BOWMAN

Victor Bowman has served on our Board of Directors since January 2004. The majority of Mr. Bowman's 45 year working career has been in the building supply, aggregate and concrete products fields in British Columbia for the multi-national corporation, Lehigh Northwest Cement Ltd. He spent his senior management career in managing operating facilities in Vancouver, Vancouver Island, the Northwest and Prince George. The operating facilities included concrete plant and concrete delivery, aggregate supplies and concrete block manufacturing plant. The combined operations employed up to 35 and his operations were the lead supplier in each of the communities that he managed operations. Mr. Bowman was assigned by senior executives of the multi-national corporation to special task forces and other assignments throughout their concrete and aggregate operations in Western Canada.

In July of 1999, Mr. Bowman set up Integra Directions Incorporated. Integra supplies management level services in planning and development to corporate and Institutional clients. Integra, aided by its team of experts develops long range resource plans. The process is one of first problem definition and then developing appropriate solutions that overcome the identified currant problems and a strategy to avoid future problems. His extensive background in senior management, labor relations and leadership development has honed the skills and tools to enhance this process.

Mr. Bowman has served and assisted numerous organizations in the community and in the Industry. Mr. Bowman was a founding director and the second president of the Prince George Regional Development Corporation, past president of the Rotary club of Prince George, past Chairman of the Prince George Construction Association, past Chairman of Northern British Columbia Construction Association, former board member of the British Columbia and Canadian Construction Associations, past Director and Treasurer of the British Columbia Ready Mix Concrete Association, former trustee and Chairman of the Prince George Library Board, past president of the Prince George Chamber of Commerce and many others.

Currently Mr. Bowman is the Chairman of the Board of Directors of the Seniors Foundation of British Columbia, and the Chairman of the Seniors Lottery Association as well as continuing many other community volunteer activities. He sits as a public representative on the council of the College of Dental Surgeons of British Columbia. In addition to operating a successful consulting business, he is also a session instructor in Marketing at the College of New Caledonia in Prince George.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors.

Mr. Banysch serves as our sole officer and is expected to spend approximately eighty (80) hours per month on our business. However, Mr. Banysch may spend additional time as needed if we are successful in obtaining additional funding.

Mr. Bowman will spend no more than five (5) hours per month on our business.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

                               BOARD OF DIRECTORS

The board of directors consists of two directors.

                                BOARD COMMITTEES

In January 2004, our Board of Directors created the Compensation Committee, which is comprised of Peter Banysch and Victor Bowman. The Compensation Committee has the authority to review all compensation matters relating to us.

The Compensation Committee has not yet formulated compensation policies for senior management and executive officers. However, it is anticipated that the Compensation Committee will develop a company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate our employees.

It is further anticipated that one of the aspects of the program will be to link an employee's compensation to his or her performance, and that the grant of stock options or other awards related to the price of the Common Shares will be used in order to make an employee's compensation consistent with shareholders' gains.

It is expected that salaries will be set competitively relative to the mineral exploration industry and that individual experience and performance will be considered in setting salaries.

In January 2004, our Board of Directors created an Audit Committee, which is comprised of Peter Banysch and Victor Bowman. The Audit Committee is charged with reviewing the following matters and advising and consulting with the entire Board of Directors with respect thereto:

     (i) the preparation of our annual financial statements in collaboration with our independent accountants;

     (ii)      annual review of our financial statements and annual report; and

     (iii) all contracts between us and our officers, directors and other affiliates. The Audit Committee, like most independent committees of public companies, does not have explicit authority to veto any actions of the entire Board of Directors relating to the foregoing or other matters; however, our senior management, recognizing their own fiduciary duty to us and our stockholders, is committed not to take any action contrary to the recommendation of the Audit Committee in any matter within the scope of its review.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Lack of Market for Our Common Stock

There is no established public trading market for our securities. We intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system.

Holders of Our Common Stock


As of October 22, 2004, we have 61 registered shareholders.


Rule 144 Shares


As of October 22, 2004, we have a total of 24,621,000 shares of our common stock issued and outstanding. As of July 2004, the 18,000,000 shares owned by Mr.

Banysch became available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After October 2004, a total of 2,400,000 shares held by twelve shareholders who purchased their shares in the offering by us in October 2003 will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After January 2005, the 4,000,000 shares held by Victor Bowman will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After January 2005, a total of 150,000 shares held by Gerard Lenoski who purchased his shares in the offering by us in January 2004 will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After May 2005, a total of 12,000 shares held by Michelle Lemon who purchased her shares in the offering by us in May 2004 will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After June 2005, a total of 59,000 shares held by forty five shareholders who purchased their shares in the offering by us in June 2004 will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 246,210 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Dividends

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

                             EXECUTIVE COMPENSATION

PETER BANYSCH has been our President and Secretary since inception and received no compensation for services performed during the 2003 fiscal year, other than the 18,000,000 restricted shares issued to him for services in 2003.

The following table sets forth information concerning annual and long-term compensation, on an annualized basis for the 2003 fiscal year, for our Chief Executive Officer and for our other director whose compensation on an annualized basis exceeded $100,000 during fiscal 2003.

ANNUAL COMPENSATION LONG TERM COMPENSATION


                        ANNUAL COMPENSATION                          LONG TERM COMPENSATION
NAME AND                                                   RESTRICTED     SECURITIES  OPTIONS
PRINCIPAL              FISCAL    CASH        ANNUAL          STOCK        UNDERLYING  (NO. OF     ALL OTHER
POSITION               YEAR      SALARY      BONUS        COMPENSATION    AWARDS      SHARES      COMPENSATION
----                   ----      ------      -----        ------------    ----------  -------     ------------

PETER BANYSCH          2003      0             0               (1)          0             0              0
President and
Secretary

(1) Mr. Banysch received 18,000,000 founders' shares for services rendered to us. He will not receive such compensation in the future.

We do not have written employment agreements with Peter Banysch, our sole officer or and Victor Bowman, the other member of our Board of Directors. In the future, we will determine on an annual basis how much compensation our officers and director will receive.

                             PRINCIPAL STOCKHOLDERS


The following table sets forth, as of October 22, 2004, certain information with respect to the beneficial ownership of the common stock by (1) each person known by us to beneficially own more than 5% of our outstanding shares, (2) each of our directors, (3) each Named Executive Officer and (4) all of our executive officers and directors as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.

NAME AND ADDRESS OF                 AMOUNT AND NATURE OF      PERCENT OF
BENEFICIAL OWNER (1)                BENEFICIAL OWNERSHIP      OUTSTANDING
SHARES
--------------------                --------------------      ------------------

5% STOCKHOLDERS, DIRECTORS
AND NAMED EXECUTIVE OFFICERS

PETER BANYSCH                            18,000,000              73.11%
8400 EAST CRESCENT PKWY #600
GREENWOOD VILLAGE, COLORADO 90111

VICTOR BOWMAN                             4,000,000              16.25%
8400 EAST CRESCENT PKWY #600
GREENWOOD VILLAGE, COLORADO 90111

Officers and Directors                   22,000,000              89.35%
as a Group

(1) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

                              SELLING STOCKHOLDERS

The shares being offered for resale by the 59 selling stockholders consist of the shares of common stock sold to a total of twelve seed investors in an offering in October 2003 pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933. In addition, the selling stockholders consist of forty-seven investors who purchased shares of common stock in three separate Regulation D Rule 506 private placements undertaken by us in January, May, and June of 2004. None of the selling stockholders have had within the past three years any position, office or other material relationship with us or any of our predecessors or affiliates.


The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 22, 2004 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.


                                      Shares of Common                 Percent of         Shares of     Shares of Common
Name of Selling                      Stock Owned Prior         Common Stock Owned      Common Stock    Stock Owned After
Stockholder                                To Offering          Prior to Offering     To Be Sold(1)          Offering(2)
-----------                                -----------          -----------------     -------------          -----------
 Wilma Alexander                                 1,000                     0.004             1,000                     0
 Georgina Bresolin                             150,000                     0.609           150,000                     0
 Marilyn Cardinal                                1,000                     0.004             1,000                     0
 Daphne Carter                                   1,000                     0.004             1,000                     0
 Richard Choi                                  150,000                     0.609           150,000                     0
 Janet Clarke                                    2,000                     0.008             2,000                     0
 Ernie Dahl                                    100,000                     0.406           100,000                     0
 Kerry Donahue                                   1,000                     0.004             1,000                     0
 Elena Eberlein                                  2,000                     0.008             2,000                     0
 Frank Eberlein                                  2,000                     0.008             2,000                     0
 Dominique Elophe                              150,000                     0.609           150,000                     0
 Thomas James Fedichin                           1,000                     0.004             1,000                     0
 Adam Ford                                     150,000                     0.609           150,000                     0
 Gordon D. Ford                                  1,000                     0.004             1,000                     0
 Bella M. Foster                                 1,000                     0.004             1,000                     0
 Kenneth M. Foster                               1,000                     0.004             1,000                     0
 Kathleen Gallagher                              2,000                     0.008             2,000                     0
 Peter Gallagher                                 2,000                     0.008             2,000                     0
 Laurence C. Gingras                             1,000                     0.004             1,000                     0
 Madeleine Gingras                               1,000                     0.004             1,000                     0
 Marion G. Green                                 1,000                     0.004             1,000                     0
 Fiona Hanson                                  200,000                     0.812           200,000                     0
 Richard Hunter                                400,000                     1.625           400,000                     0
 Elizabeth Johnson                             150,000                     0.609           150,000                     0
 Donal Kelly                                   200,000                     0.812           200,000                     0
 Carol A. Kirkwood                               1,000                     0.004             1,000                     0
 Cecile L. Lam                                   1,000                     0.004             1,000                     0
 Michelle Lemon                                 12,000                     0.049            12,000                     0
 Gerard Lenoski                                150,000                     0.609           150,000                     0
 Wilson Lo                                     150,000                     0.609           150,000                     0
 Mary V. McDonald                                2,000                     0.008             2,000                     0
 Jason Munro Mann                                1,000                     0.004             1,000                     0
 Christina R. Michalewicz                        1,000                     0.004             1,000                     0

                                       20


 Paul M. Michalewicz                             1,000                     0.004             1,000                     0
 Sally Louise Mutis                              2,000                     0.008             2,000                     0
 Albert Henry Mutis                              2,000                     0.008             2,000                     0
 Richard  Nuessler                             400,000                     1.625           400,000                     0
 Cindy Olsen                                     1,000                     0.004             1,000                     0
 Shane Olsen                                     1,000                     0.004             1,000                     0
 Ramona Phemister                                2,000                     0.008             2,000                     0
 Scott Phemister                                 2,000                     0.008             2,000                     0
 Hans Quitzau                                    1,000                     0.004             1,000                     0
 Scott Raleigh                                 200,000                     0.812           200,000                     0
 John T. Ramsay                                  2,000                     0.008             2,000                     0
 Glen L. Reid                                    1,000                     0.004             1,000                     0
 Nicole Reilly                                   1,000                     0.004             1,000                     0
 Scott Reilly                                    1,000                     0.004             1,000                     0
 Michael Savvis                                  1,000                     0.004             1,000                     0
 Douglas R. St.Arnault                           1,000                     0.004             1,000                     0
 Dave R. Thompson                                2,000                     0.008             2,000                     0
 Karen Thompson                                  1,000                     0.004             1,000                     0
 Arthur Uitto                                    1,000                     0.004             1,000                     0
 Harry K. Urschitz                               2,000                     0.008             2,000                     0
 Jeff Webb                                       1,000                     0.004             1,000                     0
 Todd Weeks                                      2,000                     0.008             2,000                     0
 Kathy Woods                                     1,000                     0.004             1,000                     0
 Rick Woods                                      1,000                     0.004             1,000                     0
 Wayne Yack                                      1,000                     0.004             1,000                     0
 Glenn K. Yamada                                 1,000                     0.004             1,000                     0

(1) Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during the offering period.

                              PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $.25 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,
     o transactions involving cross or block trades on any securities or market where our common stock is trading,
     o purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
     o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     o any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our shareholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $15,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently use approximately 200 square feet of leased office space in the 8400 East Crescent Pkwy #600, Greenwood Village, Colorado 90111. We lease such space from Peter Banysch, our President for $200 month which covers the use of the telephone, office equipment and furniture.

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

General


Our Articles of Incorporation authorize us to issue up to 100,000,000 Common Shares, at $0.001 par value per common share. As of October 22, 2004, there were 24,621,000 shares of our common stock issued and outstanding.


Common Stock

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully- paid and non-assessable.

Liquidation Rights

Upon our liquidation or dissolution, each outstanding Common Share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights

We do not have limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares of stock in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the Delaware Statutes. We have not paid dividends to date, and we do not anticipate that we will pay any dividends in the foreseeable future.

Voting Rights

Holders of our Common Shares are entitled to cast one vote for each share held of record at all shareholders meetings for all purposes.

Other Rights

Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

There are no other material rights of the common shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of us. We have not issued debt securities.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

     o for any breach of a director's duty of loyalty to the corporation of its stockholders,

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     o pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

     o for any transaction from which a director derived an improper personal benefit.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the DGCL.

Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by the DGCL.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any report, proxy statement or other information we file with the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 75 Park Place, Room 1400, New York, New York 10007 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain further information by calling the Commission at 1-800-SEC-0330. In addition, we file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock to be sold by the selling stockholders and to register additional shares to be sold. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement.

For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

                                 TRANSFER AGENT

The Transfer Agent and Registrar for our common stock is American Registrar and Transfer Company, 342 East 900 South, Salt Lake City, Utah 84111. Its telephone number is (801) 363-9065.

                                  LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726. Its telephone number is (732) 409-1212.

                                     EXPERTS

The financial statements included in this prospectus included elsewhere in the registration statement have been audited by Gately & Associates, LLC independent auditors, as stated in their report appearing herein and elsewhere in the registration statement and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                            WESERN EXPLORATION, INC.
                         (an exploration stage company)

                              FINANCIAL STATEMENTS

                               As Of June 30, 2004

BALANCE SHEET                                                F-1

STATEMENT OF OPERATIONS                                      F-2

STATEMENT OF STOCKHOLDERS' EQUITY                            F-3

STATEMENT OF CASH FLOWS                                      F-4

FINANCIAL STATEMENT FOOTNOTES                                F-5



                                              WESTERN EXPLORATION, INC.
                                           (an exploration stage company)
                                                  BALANCE SHEET
                                     As of June 30, 2004 and December 31, 2003


                                                     ASSETS
                                                     ------

CURRENT ASSETS                                                                  6/30/2004       12/31/2003
--------------                                                                --------------- ---------------

            Cash                                                                 $    19,498     $     1,808
                                                                              --------------- ---------------

                        Total Current Assets                                          19,498           1,808

                        TOTAL ASSETS                                             $    19,498     $     1,808
                                                                              =============== ===============

                                    LIABILITIES AND STOCKHOLDERS' EQUITY
                                    ------------------------------------

CURRENT LIABILITIES

            Accounts payable                                                     $         -     $         -
            Accrued expenses                                                           7,500           3,000
            Purchase agreement payable                                                20,000               -
                                                                              --------------- ---------------

                        Total Current Liabilities                                     27,500           3,000

LONG-TERM LIABILITIES

            None                                                                           -               -
                                                                              --------------- ---------------

                        TOTAL LIABILITIES                                             27,500           3,000
                                                                              --------------- ---------------

STOCKHOLDERS' EQUITY

            Common Stock, $.001 par value
                Authorized: 100,000,000
                Issued: 24,621,000 and 20,400,000, respectively                       24,621          20,400
            Additional paid in capital                                                55,129           9,600
            Preferred stock, $.001 par value
                Authorized: 10,000,000    Issued: none                                     -               -
            Accumulated deficit during exploration stage                             (87,752)        (31,192)
                                                                              --------------- ---------------

                        Total Stockholders' Equity                                    (8,002)         (1,192)
                                                                              --------------- ---------------

                        TOTAL LIABILITIES AND EQUITY                             $    19,498     $     1,808
                                                                              =============== ===============




                    The accompanying notes are an integral part of these financial statements.

                                                        F-1



                            WESTERN EXPLORATION, INC.
                         (an exploration stage company)
                             STATEMENT OF OPERATIONS
                   For the six months ending June 30, 2004 and
              from inception (July 22, 2003) through June 30, 2004


                                                                                            FROM
                                                                          6/30/2004       INCEPTION
                                                                      ---------------   ------------

REVENUE                                                                  $         -      $       -
-------

COST OF SERVICES                                                                   -              -
----------------                                                      ---------------   ------------


GROSS PROFIT OR (LOSS)                                                             -              -
----------------------

GENERAL AND ADMINISTRATIVE EXPENSES                                           24,560         55,752
-----------------------------------

GENERAL EXPLORATION                                                           32,000         32,000
-------------------                                                   ---------------   ------------


OPERATING INCOME                                                             (56,560)       (87,752)
----------------                                                      ---------------   ------------


ACCUMULATED DEFICIT                                                      $   (56,560)     $ (87,752)
-------------------                                                   ===============   ============


Earnings (loss) per share, basic and diluted                             $     (0.00)
--------------------------------------------

Weighted average number of common shares                                  26,240,667
----------------------------------------


         The accompanying notes are an integral part of these financial statements.


                                           F-2



                                                     WESTERN EXPLORATION, INC.
                                                  (an exploration stage company)
                                                STATEMENT OF STOCKHOLDERS' EQUITY
                                                       As of June 30, 2004



                                                                               ADDITIONAL
                                                     COMMON         PAR         PAID IN          ACCUM.         TOTAL
                                                     STOCK         VALUE        CAPITAL         DEFICIT         EQUITY
                                                 --------------------------------------------------------------------------
Common stock issued as officer
    compensation on company formation                18,000,000     $ 18,000      $       -       $       -     $   18,000
    July 22, 2003 at $0.001 per share

Common stock issued for cash                          2,400,000        2,400          9,600                         12,000
    October 30, 2003 at $0.005
    per share on private placement

Net income (loss)                                                                                   (31,192)       (31,192)

                                                 --------------------------------------------------------------------------

Balance, December 31, 2003                           20,400,000     $ 20,400      $   9,600       $ (31,192)    $   (1,192)

Common stock issued as                                4,000,000        4,000         16,000                         20,000
    officer compensation
    January 15,  2004 at $0.005

Common stock issued for cash                            150,000          150         11,850                         12,000
    January 21, 2004 at $0.08
    per share on private placement

Common stock issued for cash                             12,000           12          2,988                          3,000
    May 14, 2004 at $0.25
    per share on private placement

Common stock issued for cash                             59,000           59         14,691                         14,750
    June 18, 2004 at $0.25
    per share on private placement

Net income (loss)                                                                                   (56,560)       (56,560)

                                                 --------------------------------------------------------------------------

Balance, June 30, 2004                               24,621,000     $ 24,621      $  55,129       $ (87,752)    $   (8,002)
                                                 ==========================================================================


                             The accompanying notes are an integral part of these financial statements.

                                                                F-3



                                                    WESTERN EXPLORATION, INC.
                                                  (an exploration stage company)
                                                    STATEMENTS OF CASH FLOWS
                                            For the six months ending June 30, 2004 and
                                        from inception (July 22, 2003) through June 30, 2004


                                                                                                                     FROM
CASH FLOWS FROM OPERATING ACTIVITIES                                                            6/30/2004         INCEPTION
------------------------------------                                                          ---------------   ---------------
            Net income (loss)                                                                    $   (56,560)     $ (87,752)
                                                                                              ---------------   ---------------

            Adjustments to reconcile net income to net cash
              provided by  (used in) operating activities:

            Stock issued as compensation                                                              20,000         38,000
            (Increase) Decrease in accounts receivable                                                     -              -
            Increase (Decrease) in accounts payable                                                        -              -
            Increase (Decrease) in accrued expenses                                                    4,500          7,500
                                                                                                      20,000         20,000
                                                                                              ---------------   ---------------

                        Total adjustments to net income                                               44,500         65,500
                                                                                              ---------------   ---------------

            Net cash provided by (used in) operating activities                                      (12,060)       (22,252)
                                                                                              ---------------   ---------------

CASH FLOWS FROM INVESTING ACTIVITIES

            None                                                                                           -              -
                                                                                              ---------------   ---------------

            Net cash flows provided by (used in) investing activities                                      -              -
                                                                                              ---------------   ---------------


CASH FLOWS FROM FINANCING ACTIVITIES

            Proceeds from stock issuance                                                              29,750         41,740
                                                                                              ---------------   ---------------

            Net cash provided by (used in) financing activities                                       29,750         41,740
                                                                                              ---------------   ---------------

CASH RECONCILIATION

            Net increase (decrease) in cash                                                           17,690         19,488
            Cash - beginning balance                                                                   1,808              -
                                                                                              ---------------   ---------------

CASH BALANCE END OF PERIOD                                                                       $    19,498      $  19,488
                                                                                              ===============   ===============




                                The accompanying notes are an integral part of these financial statements.

                                                                    F-4


                            WESTERN EXPLORATION, INC.
                         NOTES TO FINANCIAL STATEMENTS

================================================================================

NOTE  1  -  OPERATIONS  AND  BASIS  OF  PRESENTATION
            ----------------------------------------

Western Exploration, Inc. (the Company), an exploration stage company, was incorporated on July 22, 2003 in the State of Delaware and is headquartered in Greenwood Village, Colorado. The Company is an exploration stage mining and mineral company. On October 30, 2003 the Company became actively engaged in acquiring mineral properties, raising capital, and preparing properties for production. The Company did not have any significant mining operations or activities from inception; accordingly, the Company is deemed to be in the exploration stage.

On January 30, 2004, the Company acquired mineral claims located in Southwestern British Columbia, Canada. The property consists thirty six mineral claims representing. The Company has not commenced economic production and is therefore still considered to be in the exploration stage.

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of the mineral properties and other assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses of from inception. The Company has not realized economic production from its mineral properties. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management continues to actively seek additional sources of capital to fund current and future operations. There is no assurance that the Company will be successful in continuing to raise additional capital, establishing probable or proven reserves, or determining if the mineral properties can be mined economically. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
            ----------------------------------------------

Revenue and Cost Recognition
----------------------------

The Company uses the accrual basis of accounting for financial statement reporting. Revenues and expenses are recognized in accordance with Generally Accepted Accounting Principles for the industry. Certain period expenses are recorded when obligations are incurred.

Use  of  Estimates
------------------

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those results.

Accounts Receivable, deposits, Accounts Payable and accrued Expenses
--------------------------------------------------------------------

Accounts receivable have historically been immaterial and therefore no allowance for doubtful accounts has been established. Normal operating refundable Company deposits are listed as Other Assets. Accounts payable and accrued expenses consist of trade payables created from the normal course of business.

                            WESTERN EXPLORATION, INC.
                         NOTES TO FINANCIAL STATEMENTS

================================================================================

Mineral  Properties  and  Mining  Equipment
-------------------------------------------

Mineral properties and mining equipment include land and mining equipment carried at cost. Mining equipment including mill facilities is depreciated using the straight-line method over estimated useful lives of 5 to 15 years, or the units-of-production method based on estimated tons reserves if the equipment is located at a producing property with a shorter economic life. Mining equipment not in service is not depreciated.

During 1997, the Securities and Exchange Commission (SEC) staff reconsidered existing accounting practices for mineral expenditures by United States junior mining companies. They now interpret generally accepted accounting policy for junior mining companies to permit capitalization of acquisition and exploration costs only after persuasive engineering evidence is obtained to support recoverability of these costs (ideally upon determination of proven and/or probable reserves based upon dense drilling samples and feasibility studies by a recognized independent engineer). Although the Company has obtained samples, and an independent engineer has deemed the properties may contain high grade limestone, management has chosen to follow the more conservative method of accounting by expending all mineral costs, for which there is no feasibility study.

Land  Options
-------------

As noted above, since the Company interprets generally accepted accounting policies to permit capitalization of acquisition costs including leases and land options only after persuasive engineering evidence has been obtained to support recoverability of these costs, these costs will be expensed.

Non-mining Property and Equipment
---------------------------------

Property and equipment purchased by the Company are recorded at cost. Depreciation is computed by the straight-line method based upon the estimated useful lives of the respective assets. Expenditures for repairs and maintenance are charged to expense as incurred as are any items purchased which are below the Company's capitalization threshold of $1,000.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from accounts, and any related gain or loss is reflected in income for the period.

Reclamation and Environmental Costs
-----------------------------------

Reclamation costs and related accruals are based on the Company's interpretation of environmental and regulatory requirements. Minimum standards for mine reclamation have been established by various governmental agencies. Reclamation, site restoration, and closure costs for each producing mine are accrued over the life of the mine using the units-of-production method. Ongoing reclamation activities are expensed in the period incurred.

Income  Taxes
-------------

The Company accounts for income taxes using the liability method which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

                            WESTERN EXPLORATION, INC.
                         NOTES TO FINANCIAL STATEMENTS

================================================================================

The Company's management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used.

Inventory
---------

Inventory is stated at net realizable value.

Stock  Based  Compensation
--------------------------

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123), which is effective for periods beginning after December 15, 1995. SFAS 123 requires that companies either recognize compensation expense for grants of stock, stock options, and other equity instruments based on fair value or provide pro-forma disclosure of the effect on net income and earnings per share in the Notes to the Financial Statements. The Company has adopted SFAS 123 in accounting for stock-based compensation.

Cash  and  Cash  Equivalents, and Credit Risk
---------------------------------------------

For purposes of reporting cash flows, the Company considers all cash accounts with maturities of 90 days or less and which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

The portion of deposits in a financial institution that insures its deposits with the FDIC up to $100,000 per depositor in excess of such insured amounts are not subject to insurance and represent a credit risk to the Company.

Foreign Currency Translation and Transactions
---------------------------------------------

The Company's functional currency is the US dollar. No material translations or transactions have occurred. Upon the occurrence of such material transactions or the need for translation adjustments, the Company will adopt Financial Accounting Standard No. 52 and other methods in conformity with Generally Accepted Accounting Principles.

Earnings Per Share
--------------------

In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share". SFAS 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share based upon the weighted average number of common shares for the period.

Leases
------

The Company accounts for leases in accordance with Generally Accepted Accounting Principles which require operating leases to be expensed and capital leases to be capitalized and amortized over the lease term. Leased mining properties under capital leases are expensed until such time that an engineering study has been completed showing proven mining reserves.

                            WESTERN EXPLORATION, INC.
                         NOTES TO FINANCIAL STATEMENTS

================================================================================

NOTE  3  -  AFFILIATES  AND  RELATED  PARTIES
            ---------------------------------

Significant relationships with (1) companies affiliated through common ownership and/or management, and (2) other related parties are as follows:

The Company, from time to time, uses funds provided as a loan by shareholders.

NOTE  4  -  MINERAL  PROPERTIES  AND  MINING  EQUIPMENT
            -------------------------------------------

The Company's net investment in mineral properties and mining equipment includes the claims as described in footnote #1. All costs related to the claim have been expended in accordance with Generally Accepted Accounting Principles for the industry.

NOTE  5 -  INCOME  TAXES
           -------------

The Company has available net operating loss carryforwards for financial statement and federal income tax purposes. These loss carryforwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used.

NOTE  6 -  LONG-TERM DEBT
           --------------

The Company has no long-term debt.

NOTE  7 -  SHAREHOLDERS'  EQUITY
           ---------------------

Preferred Stock
---------------

The Company has authorized ten million (10,000,000) shares of preferred stock with a par value of $.001, none of which have been issued.

                            WESTERN EXPLORATION, INC.
                         NOTES TO FINANCIAL STATEMENTS

================================================================================

Common Stock
------------

The Company has authorized one hundred million (100,000,000) shares of common Stock with a par value of $.001.

Sale Restrictions on Common Stock
---------------------------------

A total of 24,621,000 shares of common stock are outstanding at June 30, 2004. And 20,400,000 at December 31, 2003. Sales of these shares of stock are restricted under Rule 144 of the Securities Act of 1933. Our common stock will be available for resale to the public after one year and can be sold in accordance with the volume and trading limitations of Rule 144 of the Act.

Common Stock Subscribed and Issued for Cash
-------------------------------------------

On June 18, 2004, the Company completed an offering exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 to raise $14,750 in the issuance of 59,000 shares of common stock for the purpose of the acquisition and exploration of mining properties. The Company's management considers this offering to be exempt under the Securities Act of 1933.

On May 14, 2004 the Company completed an offering exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 to raise $3,000 in the issuance of 12,000 shares of common stock for the purpose of the acquisition and exploration of mining properties. The Company's management considers this offering to be exempt under the Securities Act of 1933.

On January 21, 2004 the Company completed an offering exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 to raise $12,000 in the issuance of 150,000 shares of common stock for the purpose of the acquisition and exploration of mining properties. The Company's management considers this offering to be exempt under the Securities Act of 1933.

On January 15, 2004, the Company issued 4,000,000 common shares of stock in the form of compensation to a director of the company for services. The shares were issued at a value of $0.005 per share for a total value of $20,000.

On October 30, 2003, the Company completed an offering exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 to raise $12,000 in the issuance of 2,400,000 shares of common stock for the purpose of the acquisition and exploration of mining properties. The Company's management considers this offering to be exempt under the Securities Act of 1933.

On July 22, 2003, the Company issued 18,000,000 common shares of stock in the form of officer compensation on the Company formation. The shares were issued at par value for a total value of $18,000.

Common Stock Recorded as Employee Compensation
----------------------------------------------

The Company does not have an employee stock compensation package set up at this time. The stock compensation that has been granted falls under Rule 144. Compliance with Rule 144 is discussed in the following paragraph.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.    1% of the number of shares of the company's common stock then outstanding.

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

                            WESTERN EXPLORATION, INC.
                         NOTES TO FINANCIAL STATEMENTS

================================================================================

NOTE 8 - ACQUISITIONS
         ------------

On January 30, 2004, the Company entered into an agreement with Mr. Brock McMichael for the purchase of a mining property (the Claim) near Chilliwack Located in Southwestern British Columbia, Canada. The Claim has thirty six (36) mineral claim units. The total purchase price of the claim is $32,000 due per terms of the contract with advance royalties of $25,000 to be paid annually commencing 36 months from the date of signature of the agreement. The property is subject to a 2 1/2% Net Smelter Royalty (NSR) and a 7 1/2% Gross Rock Royalty
(GRR). 1 1/2% of the NSR can be acquired for $1.0 million within 12 months from the commencement of commercial production. Mr. McMichael is required to keep the claims in good standing for up to 24 months from the date of claims recordings and provide geological consulting services for the claims. If the Company fails to make the advance royalty payments on the 36 month anniversary of the signature of the agreement, then the Company agrees to transfer ownership of the Claims to Mr. McMichael within no less than a 10 day period.

NOTE  9 -  COMMITMENTS  AND  CONTINGENCIES
           -------------------------------

The Company's Claim will revert back to the seller within no less than a 10 day period if the Company fails to pay the property payment by August 15, 2005 and/or if the Company fails to make the $25,000 annual advance royalty payments per the sales contract commencing 36 months from the date of the contract.

Management is not aware of any contingent matters that could have a material adverse effect on the Company's financial condition, results of operations, or liquidity.

NOTE  10 -  LITIGATION, CLAIMS AND ASSESSMENTS
            ----------------------------------

From time to time in the normal course of business the Company will be involved in litigation. The Company's management has determined any asserted or unasserted claims to be immaterial to the financial statements.


NOTE  11 - GOING CONCERN
           -------------

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has experienced losses from inception. The Company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company lacks an operating history and has losses which we expect to continue into the future.

                            WESTERN EXPLORATION, INC.
                         NOTES TO FINANCIAL STATEMENTS

================================================================================

The Company was incorporated in July 2003 and has not started the proposed business operations or realized any revenues. The Company has no operating history upon which an evaluation of our future success or failure can be made. The ability to achieve and maintain profitability and positive cash flow is dependent upon:

-        ability to locate a profitable mineral property
-        ability to generate revenues
- ability to raise the capital necessary to continue exploration of the property.

Based upon current plans, the Company expects to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. The Company cannot guarantee that it will be successful in generating revenues in the future. Failure to generate revenues may cause the Company to go out of business.

The company intends to generate additional capital from the public markets to increase its ability to locate profitable mineral property and generate revenues. In the past, the Company has been successful with raising minimum cash flows through private placement. The Company may also consider public or private debt transactions and/or further private placement, but has no such actions in place at this time.

                            WESTERN EXPLORATION, INC.
                         (an exploration stage company)

                              FINANCIAL STATEMENTS

                             As Of December 31, 2003





INDEPENDENT AUDITORS REPORT                                  F-1

BALANCE SHEET                                                F-2

STATEMENT OF OPERATIONS                                      F-3

STATEMENT OF STOCKHOLDERS' EQUITY                            F-4

STATEMENT OF CASH FLOWS                                      F-5

FINANCIAL STATEMENT FOOTNOTES                                F-6

Gately & Associates, LLC
1248 Woodridge Court
Altamonte Springs, FL 32714
(407) 341-6942







                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

The Board of Directors and Shareholders
Western Exploration, Inc.


Gentlemen:

     We have audited the accompanying balance sheet of Western Exploration, Inc. (an exploration stage company) as of December 31, 2003 and the related statements of operations, stockholder's equity and cash flows from inception (July 22, 2003) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on the audit.

     We conducted the audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Exploration, Inc. as of December 31, 2003, and the statement of operations and cash flows from inception (July 22, 2003) through December 31, 2003, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Gately & Associates, LLC
July 13, 2004


                                                  WESTERN EXPLORATION, INC.
                                               (an exploration stage company)
                                                        BALANCE SHEET
                                                   As of December 31, 2003


                                                          ASSETS
                                                          ------

CURRENT ASSETS                                                                                  12/31/2003
--------------                                                                                ---------------
            Cash                                                                                 $     1,808
                                                                                              ---------------

                        Total Current Assets                                                           1,808
                                                                                              ---------------

                        TOTAL ASSETS                                                             $     1,808
                                                                                              ===============

                                           LIABILITIES AND STOCKHOLDERS' EQUITY
                                           ------------------------------------

CURRENT LIABILITIES
-------------------

            Accounts payable                                                                     $         -
            Accrued expenses                                                                           3,000
                                                                                              ---------------

                        Total Current Liabilities                                                      3,000

LONG-TERM LIABILITIES
---------------------

            None                                                                                           -
                                                                                              ---------------

                        TOTAL LIABILITIES                                                              3,000
                                                                                              ---------------

STOCKHOLDERS' EQUITY
--------------------

            Common Stock, $.001 par value
                Authorized: 100,000,000 Issued: 20,400,000                                            20,400
            Additional paid in capital                                                                 9,600
            Preferred stock, $.001 par value
                Authorized: 10,000,000    Issued: None                                                     -
            Accumulated deficit during exploration stage                                             (31,192)
                                                                                              ---------------

                        Total Stockholders' Equity                                                    (1,192)
                                                                                              ---------------

                        TOTAL LIABILITIES AND EQUITY                                             $     1,808
                                                                                              ===============




                        The accompanying notes are an integral part of these financial statements.

                                                            F-2



                            WESTERN EXPLORATION, INC.
                         (an exploration stage company)
                            STATEMENTS OF OPERATIONS
                For the five months ending December 31, 2003, and
            From inception (July 22, 2003) through December 31, 2003


                                                                                           FROM
                                                                      12/31/2003        INCEPTION
                                                                    --------------   -------------

REVENUE                                                                $         -      $       -
-------

COST OF SERVICES                                                                 -              -
----------------                                                    --------------   -------------


GROSS PROFIT OR (LOSS)                                                           -              -
----------------------

GENERAL AND ADMINISTRATIVE EXPENSES                                         31,192         31,192
-----------------------------------

GENERAL EXPLORATION                                                              -              -
-------------------                                                 --------------   -------------


OPERATING INCOME                                                           (31,192)       (31,192)
----------------                                                    --------------   -------------


ACCUMULATED DEFICIT                                                    $   (31,192)     $ (31,192)
-------------------                                                 ==============   =============



Earnings (loss) per share, basic and diluted                           $     (0.00)
--------------------------------------------

Weighted average number of common shares                                 7,900,000
----------------------------------------




              The accompanying notes are an integral part of these financial statements.

                                                   F-3


                                                    WESTERN EXPLORATION, INC.
                                                 (an exploration stage company)
                                               STATEMENT OF STOCKHOLDERS' EQUITY
                                                    As of December 31, 2003





                                                                        ADDITIONAL
                                              COMMON         PAR         PAID IN          ACCUM.         TOTAL
                                              STOCK         VALUE        CAPITAL         DEFICIT         EQUITY
                                          --------------------------------------------------------------------------
Common stock issued as officer
    compensation on company formation
    July 22, 2003 at $0.001 per share         18,000,000    $  18,000      $       -       $       -       $ 18,000


Common stock issued for cash                   2,400,000        2,400          9,600               -         12,000
    October 30, 2003 at $0.005
    per share on private placement

Net income (loss)                                                                            (31,192)       (31,192)

                                          --------------------------------------------------------------------------

Balance, December 31, 2003                    20,400,000    $  20,400      $   9,600       $ (31,192)      $ (1,192)
                                          ==========================================================================






                           The accompanying notes are an integral part of these financial statements.

                                                                F-4





                                           WESTERN EXPLORATION, INC.
                                         (an exploration stage company)
                                           STATEMENTS OF CASH FLOWS
                                 For the five months ending December 31, 2003, and
                             From inception (July 22, 2003) through December 31, 2003


                                                                                                      FROM
CASH FLOWS FROM OPERATING ACTIVITIES                                              12/31/2003        INCEPTION
------------------------------------                                            ---------------   -------------
            Net income (loss)                                                      $   (31,192)      $ (31,192)
                                                                                ---------------   -------------

            Adjustments to reconcile net income to net cash
              provided by  (used in) operating activities:

            Stock issued as compensation                                                18,000          18,000
            (Increase) Decrease in accounts receivable                                       -               -
            Increase (Decrease) in accounts payable                                          -               -
            Increase (Decrease) in accrued expenses                                      3,000           3,000
                                                                                ---------------   -------------

                        Total adjustments to net income                                 21,000          21,000
                                                                                ---------------   -------------

            Net cash provided by (used in) operating activities                        (10,192)        (10,192)
                                                                                ---------------   -------------

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------

            None                                                                             -               -
                                                                                ---------------   -------------

            Net cash flows provided by (used in) investing activates                         -               -
                                                                                ---------------   -------------


CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------

            Proceeds from stock issuance                                                12,000          12,000
                                                                                ---------------   -------------

            Net cash provided by (used in) financing activities                         12,000          12,000
                                                                                ---------------   -------------

CASH RECONCILIATION
-------------------

            Net increase (decrease) in cash                                              1,808           1,808
            Cash - beginning balance                                                         -               -
                                                                                ---------------   -------------

CASH BALANCE END OF PERIOD                                                         $     1,808       $   1,808
--------------------------                                                      ===============   =============






                           The accompanying notes are an integral part of these financial statements.

                                                                F-5


                            WESTERN EXPLORATION, INC.
                         NOTES TO FINANCIAL STATEMENTS

================================================================================

NOTE  1  -  OPERATIONS  AND  BASIS  OF  PRESENTATION
            ----------------------------------------

Western Exploration, Inc. (the Company), an exploration stage company, was incorporated on July 22, 2003 in the State of Delaware and is headquartered in Greenwood Village, Colorado. The Company is an exploration stage mining and mineral company. On October 30, 2003 the Company became actively engaged in acquiring mineral properties, raising capital, and preparing properties for production. The Company did not have any significant mining operations or activities from inception; accordingly, the Company is deemed to be in the exploration stage.

On January 30, 2004, the Company acquired mineral claims located in Southwestern British Columbia, Canada. The property consists thirty six mineral claims representing. The Company has not commenced economic production and is therefore still considered to be in the exploration stage.

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of the mineral properties and other assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses of from inception. The Company has not realized economic production from its mineral properties. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management continues to actively seek additional sources of capital to fund current and future operations. There is no assurance that the Company will be successful in continuing to raise additional capital, establishing probable or proven reserves, or determining if the mineral properties can be mined economically. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
            ----------------------------------------------

Revenue and Cost Recognition
----------------------------

The Company uses the accrual basis of accounting for financial statement reporting. Revenues and expenses are recognized in accordance with Generally Accepted Accounting Principles for the industry. Certain period expenses are recorded when obligations are incurred.

Use  of  Estimates
------------------

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those results.

Accounts Receivable, deposits, Accounts Payable and accrued Expenses
--------------------------------------------------------------------

Accounts receivable have historically been immaterial and therefore no allowance for doubtful accounts has been established. Normal operating refundable Company deposits are listed as Other Assets. Accounts payable and accrued expenses consist of trade payables created from the normal course of business.

                            WESTERN EXPLORATION, INC.
                         NOTES TO FINANCIAL STATEMENTS

================================================================================

Mineral  Properties  and  Mining  Equipment
-------------------------------------------

Mineral properties and mining equipment include land and mining equipment carried at cost. Mining equipment including mill facilities is depreciated using the straight-line method over estimated useful lives of 5 to 15 years, or the units-of-production method based on estimated tons reserves if the equipment is located at a producing property with a shorter economic life. Mining equipment not in service is not depreciated.

During 1997, the Securities and Exchange Commission (SEC) staff reconsidered existing accounting practices for mineral expenditures by United States junior mining companies. They now interpret generally accepted accounting policy for junior mining companies to permit capitalization of acquisition and exploration costs only after persuasive engineering evidence is obtained to support recoverability of these costs (ideally upon determination of proven and/or probable reserves based upon dense drilling samples and feasibility studies by a recognized independent engineer). Although the Company has obtained samples, and an independent engineer has deemed the properties may contain high grade limestone, management has chosen to follow the more conservative method of accounting by expending all mineral costs, for which there is no feasibility study.

Land  Options
-------------

As noted above, since the Company interprets generally accepted accounting policies to permit capitalization of acquisition costs including leases and land options only after persuasive engineering evidence has been obtained to support recoverability of these costs, these costs will be expensed.

Non-mining Property and Equipment
---------------------------------

Property and equipment purchased by the Company are recorded at cost. Depreciation is computed by the straight-line method based upon the estimated useful lives of the respective assets. Expenditures for repairs and maintenance are charged to expense as incurred as are any items purchased which are below the Company's capitalization threshold of $1,000.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from accounts, and any related gain or loss is reflected in income for the period.

Reclamation and Environmental Costs
-----------------------------------

Reclamation costs and related accruals are based on the Company's interpretation of environmental and regulatory requirements. Minimum standards for mine reclamation have been established by various governmental agencies. Reclamation, site restoration, and closure costs for each producing mine are accrued over the life of the mine using the units-of-production method. Ongoing reclamation activities are expensed in the period incurred.

Income  Taxes
-------------

The Company accounts for income taxes using the liability method which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

                            WESTERN EXPLORATION, INC.
                         NOTES TO FINANCIAL STATEMENTS

================================================================================

The Company's management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used.

Inventory
---------

Inventory is stated at net realizable value.

Stock  Based  Compensation
--------------------------

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123), which is effective for periods beginning after December 15, 1995. SFAS 123 requires that companies either recognize compensation expense for grants of stock, stock options, and other equity instruments based on fair value or provide pro-forma disclosure of the effect on net income and earnings per share in the Notes to the Financial Statements. The Company has adopted SFAS 123 in accounting for stock-based compensation.

Cash  and  Cash  Equivalents, and Credit Risk
---------------------------------------------

For purposes of reporting cash flows, the Company considers all cash accounts with maturities of 90 days or less and which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

The portion of deposits in a financial institution that insures its deposits with the FDIC up to $100,000 per depositor in excess of such insured amounts are not subject to insurance and represent a credit risk to the Company.

Foreign Currency Translation and Transactions
---------------------------------------------

The Company's functional currency is the US dollar. No material translations or transactions have occurred. Upon the occurrence of such material transactions or the need for translation adjustments, the Company will adopt Financial Accounting Standard No. 52 and other methods in conformity with Generally Accepted Accounting Principles.

Earnings Per Share
--------------------

In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share". SFAS 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share based upon the weighted average number of common shares for the period.

Leases
------

The Company accounts for leases in accordance with Generally Accepted Accounting Principles which require operating leases to be expensed and capital leases to be capitalized and amortized over the lease term. Leased mining properties under capital leases are expensed until such time that an engineering study has been completed showing proven mining reserves.

                            WESTERN EXPLORATION, INC.
                         NOTES TO FINANCIAL STATEMENTS

================================================================================

NOTE  3  -  AFFILIATES  AND  RELATED  PARTIES
            ---------------------------------

Significant relationships with (1) companies affiliated through common ownership and/or management, and (2) other related parties are as follows:

The Company, from time to time, uses funds provided as a loan by shareholders.

NOTE  4  -  MINERAL  PROPERTIES  AND  MINING  EQUIPMENT
            -------------------------------------------

The Company's net investment in mineral properties and mining equipment includes the claims as described in footnote #1. All costs related to the claim have been expended in accordance with Generally Accepted Accounting Principles for the industry.

NOTE  5 -  INCOME  TAXES
           -------------

The Company has available net operating loss carryforwards for financial statement and federal income tax purposes. These loss carryforwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used.

NOTE  6 -  LONG-TERM DEBT
           --------------

The Company has no long-term debt.

NOTE  7 -  SHAREHOLDERS'  EQUITY
           ---------------------

Preferred Stock
---------------

The Company has authorized ten million (10,000,000) shares of preferred stock with a par value of $.001, none of which have been issued.

                            WESTERN EXPLORATION, INC.
                         NOTES TO FINANCIAL STATEMENTS

================================================================================

Common Stock
------------

The Company has authorized one hundred million (100,000,000) shares of common Stock with a par value of $.001.

Sale Restrictions on Common Stock
---------------------------------

A total of 24,621,000 shares of common stock are outstanding at June 30, 2004. And 20,400,000 at December 31, 2003. Sales of these shares of stock are restricted under Rule 144 of the Securities Act of 1933. Our common stock will be available for resale to the public after one year and can be sold in accordance with the volume and trading limitations of Rule 144 of the Act.

Common Stock Subscribed and Issued for Cash
-------------------------------------------

On June 18, 2004, the Company completed an offering exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 to raise $14,750 in the issuance of 59,000 shares of common stock for the purpose of the acquisition and exploration of mining properties. The Company's management considers this offering to be exempt under the Securities Act of 1933.

On May 14, 2004 the Company completed an offering exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 to raise $3,000 in the issuance of 12,000 shares of common stock for the purpose of the acquisition and exploration of mining properties. The Company's management considers this offering to be exempt under the Securities Act of 1933.

On January 21, 2004 the Company completed an offering exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 to raise $12,000 in the issuance of 150,000 shares of common stock for the purpose of the acquisition and exploration of mining properties. The Company's management considers this offering to be exempt under the Securities Act of 1933.

On January 15, 2004, the Company issued 4,000,000 common shares of stock in the form of compensation to a director of the company for services. The shares were issued at a value of $0.005 per share for a total value of $20,000.

On October 30, 2003, the Company completed an offering exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 to raise $12,000 in the issuance of 2,400,000 shares of common stock for the purpose of the acquisition and exploration of mining properties. The Company's management considers this offering to be exempt under the Securities Act of 1933.

On July 22, 2003, the Company issued 18,000,000 common shares of stock in the form of officer compensation on the Company formation. The shares were issued at par value for a total value of $18,000.

Common Stock Recorded as Employee Compensation
----------------------------------------------

The Company does not have an employee stock compensation package set up at this time. The stock compensation that has been granted falls under Rule 144. Compliance with Rule 144 is discussed in the following paragraph.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.    1% of the number of shares of the company's common stock then outstanding.

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

                            WESTERN EXPLORATION, INC.
                         NOTES TO FINANCIAL STATEMENTS

================================================================================

NOTE 8 - ACQUISITIONS
         ------------

On January 30, 2004, the Company entered into an agreement with Mr. Brock McMichael for the purchase of a mining property (the Claim) near Chilliwack Located in Southwestern British Columbia, Canada. The Claim has thirty six (36) mineral claim units. The total purchase price of the claim is $32,000 due per terms of the contract with advance royalties of $25,000 to be paid annually commencing 36 months from the date of signature of the agreement. The property is subject to a 2 1/2% Net Smelter Royalty (NSR) and a 7 1/2% Gross Rock Royalty
(GRR). 1 1/2% of the NSR can be acquired for $1.0 million within 12 months from the commencement of commercial production. Mr. McMichael is required to keep the claims in good standing for up to 24 months from the date of claims recordings and provide geological consulting services for the claims. If the Company fails to make the advance royalty payments on the 36 month anniversary of the signature of the agreement, then the Company agrees to transfer ownership of the Claims to Mr. McMichael within no less than a 10 day period.

NOTE  9 -  COMMITMENTS  AND  CONTINGENCIES
           -------------------------------

The Company's Claim will revert back to the seller within no less than a 10 day period if the Company fails to pay the property payment by August 15, 2005 and/or if the Company fails to make the $25,000 annual advance royalty payments per the sales contract commencing 36 months from the date of the contract.

Management is not aware of any contingent matters that could have a material adverse effect on the Company's financial condition, results of operations, or liquidity.

NOTE  10 -  LITIGATION, CLAIMS AND ASSESSMENTS
            ----------------------------------

From time to time in the normal course of business the Company will be involved in litigation. The Company's management has determined any asserted or unasserted claims to be immaterial to the financial statements.


NOTE  11 - GOING CONCERN
           -------------

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has experienced losses from inception. The Company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company lacks an operating history and has losses which we expect to continue into the future.

                            WESTERN EXPLORATION, INC.
                         NOTES TO FINANCIAL STATEMENTS

================================================================================

The Company was incorporated in July 2003 and has not started the proposed business operations or realized any revenues. The Company has no operating history upon which an evaluation of our future success or failure can be made. The ability to achieve and maintain profitability and positive cash flow is dependent upon:

-        ability to locate a profitable mineral property
-        ability to generate revenues
- ability to raise the capital necessary to continue exploration of the property.

Based upon current plans, the Company expects to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. The Company cannot guarantee that it will be successful in generating revenues in the future. Failure to generate revenues may cause the Company to go out of business.

The company intends to generate additional capital from the public markets to increase its ability to locate profitable mineral property and generate revenues. In the past, the Company has been successful with raising minimum cash flows through private placement. The Company may also consider public or private debt transactions and/or further private placement, but has no such actions in place at this time.

                            WESTERN EXPLORATION INC.
                          2,621,000 Shares Common Stock

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON

STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                 October 22, 2004


PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS II-1

Section 145 of the General Corporation Law of Delaware ("DGCL") provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit bought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that the we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the DGCL. Article VII of our by-laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the DGCL. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission           $                 60.28
registration fee
Federal Taxes                                $                     0
State Taxes and Fees                         $                     0
Transfer Agent Fees                          $              2,500.00
Accounting fees and expenses                 $              5,000.00
Legal fees and expenses                      $              7,500.00
Blue Sky fees and expenses                   $                     0
Miscellaneous                                $                     0
Total                                        $             15,060.28

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

Western Exploration Inc. was incorporated in the State of Delaware on July 22, 2003 and 18,000,000 shares were issued to Peter Banysch in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Such shares were issued to Peter Banysch as founders shares as compensation for payment of cash in the amount of $18,000.00 based on the par value of the stock. On January 15, 2004 we issued 4,000,000 shares of our common stock to Victor Bowman in reliance on the exemption under Section 4(2) of the Securities Act of 1933 as compensation for services rendered valued at $0.005 as compensation in the amount of $20,000 based on the offering price prior to this issuance.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Banysch and Mr. Bowman had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In October 2003, we sold a total of 2,400,000 shares of our common stock to 12 investors at a price per share of $0.005 for an aggregate offering price of $12,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Georgina Bresolin   150,000
Richard Choi        150,000
Ernie Dahl          100,000
Dominique Elophe    150,000
Adam Ford           150,000
Fiona Hanson        200,000
Richard Hunter      400,000
Elisabeth Johnson   150,000
Donal Kelly         200,000
Wilson Lo           150,000
Rick Nuessler       400,000
Scott Raleigh       200,000
                                      II-2

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. We sold to a total of 12 investors, we only issued a total of 2,400,000 shares in the offering and we only sold the shares at $.005 per share for a total of $12,000.In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." These investors received a memorandum disclosing information on us similar to this prospectus. Each investor also completed a questionnaire to confirm that there were sophisticated and could bear the economic risk of their investment. Each of these investors had some form of prior relationship with Mr. Banysch in that these investors were all either friends or family of Mr. Banysch or friends of the family and friends of Mr. Banysch.

Therefore this offering was done with no general solicitation or advertising by Mr. Banysch. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In January 2004, we sold a total of 150,000 shares of our common stock to Gerard Lenoski at a price per share of $0.08 for an aggregate offering price of $12,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. We sold to a total of 1 investor, we only issued a total of 150,000 shares in the offering and we only sold the shares at $.08 per share for a total of $12,000. In addition, this shareholder had the necessary investment intent as required by
Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." This investor received a memorandum disclosing information on us similar to this prospectus. Thisinvestor also completed a questionnaire to confirm that he was sophisticated and could bear the economic risk of his investment. This investor had a prior relationship with Mr. Banysch in that he wasa friends of Mr. Banysch.

Therefore this offering was done with no general solicitation or advertising by Mr. Banysch. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In May 2004, we sold a total of 12,000 shares of our common stock to Michelle Lemon at a price per share of $0.25 for an aggregate offering price of $3,000. Such shares were issued in reliance on an exemption from registration under
Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. We sold to a total of 1 investor, we only issued a total of 12,000 shares in the offering and we only sold the shares at $.25 per share for a total of $3,000.In addition, this shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." This investor received a memorandum disclosing information on us similar to this prospectus. This investor also completed a questionnaire to confirm that she were sophisticated and could bear the economic risk of her investment. This investor had a prior relationship with Mr. Banysch in that she was a friend of Mr. Banysch.

Therefore this offering was done with no general solicitation or advertising by Mr. Banysch. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In June 2004, we sold a total of 59,000 shares of our common stock in a private placement to 45 investors at a price per share of $0.25 for an aggregate offering price of $14,750. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Wilma Alexander                                             1,000
Marilyn Cardinal                                            1,000
Daphne Carter                                               1,000
Janet Clarke                                                2,000
Kerry Donahue                                               1,000
Elena Eberlein                                              2,000
Frank Eberlein                                              2,000
Thomas James Fedichin                                       1,000
Gordon D. Ford                                              1,000
Bella M. Foster                                             1,000
Kenneth M. Foster                                           1,000
Kathleen Gallagher                                          2,000
Peter Gallagher                                             2,000
Laurence C. Gingras                                         1,000
Madeleine Gingras                                           1,000
Marion G. Green                                             1,000
Carol A. Kirkwood                                           1,000
Cecile L. Lam                                               1,000
Mary V. McDonald                                            2,000
Jason Munro Mann                                            1,000
Christina R. Michalewicz                                    1,000
Paul M. Michalewicz                                         1,000
Sally Louise Mutis                                          2,000
Albert Henry Mutis                                          2,000
Cindy Olsen                                                 1,000
Shane Olsen                                                 1,000
Ramona Phemister                                            2,000
Scott Phemister                                             2,000
Hans Quitzau                                                1,000
John T. Ramsay                                              2,000
Glen L. Reid                                                1,000
Nicole Reilly                                               1,000
Scott Reilly                                                1,000
                                      II-4

Michael Savvis                                              1,000
Douglas R. St.Arnault                                       1,000
Dave R. Thompson                                            2,000
Karen Thompson                                              1,000
Arthur Uitto                                                1,000
Harry K. Urschitz                                           2,000
Jeff Webb                                                   1,000
Todd Weeks                                                  2,000
Kathy Woods                                                 1,000
Rick Woods                                                  1,000
Wayne Yack                                                  1,000
Glenn K. Yamada                                             1,000

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. We sold to a total of 45 investors, we only issued a total of 59,000 shares in the offering and we only sold the shares at $0.25 per share for a total of $14,750. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." These investors received a memorandum disclosing information on us similar to this prospectus. Each investor also completed a questionnaire to confirm that there were sophisticated and could bear the economic risk of their investment. Each of these investors had some form of prior relationship with Mr. Banysch in that these investors were all either friends or family of Mr. Banysch or friends of the family and friends of Mr. Banysch.

Therefore this offering was done with no general solicitation or advertising by Mr. Banysch. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT

NUMBER     DESCRIPTION
------     -----------


3.1        Articles of Incorporation*
3.2        By-Laws*
5.1        Opinion of Anslow & Jaclin, LLP
10.1       Purchase Agreement between Western Exploration Inc. and
           Brock McMichael*
10.2       Summary Geology Report on the Mount McGuire Limestone Deposit*
10.3       Consent of Laurence Stephenson., P.Eng.

23.1       Consent of Gately & Associates, LLP
99.1       Regional Map of Mount McGuire Regional Market


* Filed as exhibits to the original Form SB-2 Registration Statement filed with the Securities and Exchange Commission on August 11, 2004.


ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Greenwood Village, State of Colorado on October 22, 2004.


                     By:  /s/ Peter Banysch
                     -------------------------------------------
                        PETER BANYSCH
                        President, Chief Executive Officer and
                        Chief Financial Officer

                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Peter Banysch, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


By: /s/ Peter Banysch          President, Chief Executive Officer,
------------------------       Chief Financial Officer and Director
        Peter Banysch


Dated: October 22, 2004


By: /s/ Victor Bowman          Director
------------------------
        Victor Bowman



Dated: October 22, 2004